SCHEDULE 14C
                              AMENDMENT NUMBER TWO
                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X]  Preliminary Information Statement     [ ]  Confidential, for Use of the
                                                Commission Only (as permitted by
[ ]  Definitive Information Statement           Rule 14c-5(d)(2))


                           MASS MEGAWATTS WIND POWER, INC.
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:


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                           MASS MEGAWATTS WIND POWER, INC.
                                 95 Prescott Street
                         Worcester, Massachusetts  01605


                            NOTICE OF SPECIAL MEETING

TO THE MASS MEGAWATTS WIND POWER, INC. STOCKHOLDERS:

     A Special Meeting of Stockholders of Mass Megawatts Wind Power, Inc. (the "Company" or "Mass Megawatts") will be held on Thursday, July 10, 2008 at 9:00 a.m. local time at the Best Western Royal Plaza Hotel 181 Boston Post Road West Marlborough, MA 01752 to consider and vote upon the following action:


     Amending our articles of organization to increase our authorized capital stock to 7,000,000 shares of common stock, no par value per share (the "Common Stock") from 5,000,000 shares of Common Stock and ratifying all actions taken previously to effect such amendment and increase.


     Our Board of Directors has unanimously approved, and individual investors including Jonathan Ricker, our Chairman and Chief Executive Officer, who together own 2,567,338 shares (51.58%) of the 4,976,992 shares of Common Stock outstanding as of April 3,2008 and the date of this Information Statement, have consented in writing to, the Action to increase the authorized shares. The other individual investors are not officers or directors of the Company. Only Jonathan Ricker is an officer or director of the investors who signed the majority consent. The total number of investors who signed the majority consent were five individuals including Jonathan Ricker. The individuals other than Jonathan Ricker with 1,701,820 shares (slightly more than 34.1% of the shares) were T.Weisz of Florida with 455,858 shares (9.1 % of the shares), J. Weisz of Pennsylvania with 288,000 shares (slightly more than 5.7% of the shares), M. Abasciano of Massachusetts with 105,375 shares (slightly more than 2.1 % of the shares), and J. Barrett of Massachusetts with 17,105 shares (0.03 % of the shares). Everyone who was asked to sign the majority consent signed onto the majority consent and believed that Mass Megawatts should have at least 2 million authorized and unissued shares available for future issuance. Such approval and consent are sufficient under Massachusetts General Corporation Law and our By-Laws to approve the Action without the need for proxies to be solicited from our Stockholders. Our Board of Directors does not intend to solicit any proxies or consents in connection with the foregoing Action. Accordingly, the Action will not be submitted to our other shareholders for a vote and this Information Statement is being furnished to shareholders solely to provide them with certain information concerning the Action in accordance with the requirements of Massachusetts law and the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including particularly Regulation 14C.



                                 By Order of the President


                                 /s/ Jonathan Ricker
                                 Chairman, President, Treasurer and Clerk


Worcester, Massachusetts
April 3, 2008


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                         MASS MEGAWATTS WIND POWER, INC.
                                 95 Prescott Street
                          Worcester, Massachusetts  01606

                                April 3, 2008

              Information Statement of Mass Megawatts Wind Power, Inc.

   Special Meeting of Mass Megawatts Stockholders to be held July 10, 2008

      NO VOTE OR OTHER ACTION OF MASS MEGAWATTS STOCKHOLDERS IS REQUIRED  IN
                   CONNECTION WITH THIS INFORMATION STATEMENT.

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


     This information statement contains information about a special meeting of the stockholders of Mass Megawatts Wind Power, Inc., a Massachusetts corporation (the "Company "or "Mass Megawatts"), to be held on Thursday, July 10, 2008 at 9:00 a.m. local time at Best Western Royal Plaza Hotel 181 Boston Post Road West Marlborough, MA 01752.

     The Company intends to release this information statement to our stockholders on June 18, 2008 to those persons who were Mass Megawatts stockholders as of the record date of April 3, 2008 (the "Record Date"). The Company's common stock, no par value ("Common Stock"), is currently our only outstanding class of capital stock. By way of this information statement, holders of our Common Stock are being informed that the following matter will be submitted to a vote of our stockholders at the special meeting:


     Amending our articles of organization to increase our authorized capital stock to 7,000,000 shares of Common Stock from 5,000,000 shares of Common Stock and ratifying all action taken previously to effect such amendment and increase.


     The proposal will be voted on at the special meeting on July 10,2008, or as soon thereafter as possible. We are not asking you for a proxy.

     Our Board of Directors has unanimously approved, and individual investors including Jonathan Ricker, our Chairman and Chief Executive Officer, who together own 2,567,338 shares (51.58%) of the 4,976,992 shares of Common Stock outstanding as of April 3,2008 and the date of this Information Statement, have consented in writing to, the Action to increase the authorized shares. The other individual investors are not officers or directors of the Company. Only Jonathan Ricker is an officer or director of the investors who signed the majority consent. The total number of investors who signed the majority consent were five individuals including Jonathan Ricker. The individuals other than Jonathan Ricker with 1,701,820 shares (slightly more than 34.1% of the shares) were T.Weisz of Florida with 455,858 shares (9.1 % of the shares), J. Weisz of Pennsylvania with 288,000 shares (slightly more than 5.7% of the shares), M. Abasciano of Massachusetts with 105,375 shares (slightly more than 2.1 % of the shares), and J. Barrett of Massachusetts with 17,105 shares (0.03 % of the shares. Everyone who was asked to sign the majority consent signed onto the majority consent and believed that Mass Megawatts should have at least 2 million authorized and unissued shares available for future issuance. Such approval and consent are sufficient under Massachusetts General Corporation Law and our By-Laws to approve the Action without the need for proxies to be solicited from our Stockholders. Our Board of Directors does not intend to solicit any proxies or consents in connection with the foregoing Action. Accordingly, the Action will not be submitted to our other shareholders for a vote and this Information Statement is being furnished to shareholders solely to provide them with certain information concerning the Action in accordance with the requirements of Massachusetts law and the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including particularly Regulation 14C.

     Dissenter's Rights of Appraisal
     -------------------------------

     Under Massachusetts law, our dissenting stockholders are not entitled to dissenter's appraisal rights with respect to the proposed amendments to our articles of organization.

     Security Ownership of Directors, Management and Certain Beneficial Owners
     -------------------------------------------------------------------------

     As of the date of this information statement there are 4,976,992 shares of the Company's Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote. April 3, 2008 is the record date for determining which of our stockholders are entitled to notice with respect to this information statement and to vote at the special meeting of stockholders.

     The following table sets forth information for each person known to be the beneficial owner of more than five percent of our Common Stock and information as of April 3,2008 concerning the beneficial ownership of the Company's Common Stock for each of the Company's directors, the Company's Chief Executive Officer and the Company's directors and Chief Executive Officer as a group.

-----------------------------------------------------------------------------
   NAME AND ADDRESS                 AMOUNT AND NATURE OF     PERCENT OF CLASS
OF BENEFICIAL OWNER (1)             BENEFICIAL OWNERSHIP

-----------------------------------------------------------------------------
Jonathan Ricker, Chairman,              1,701,820 shares               34.1%
  President, Treasurer,
  Clerk and Director
11 Maple Avenue
Shrewsbury, MA  01545
-----------------------------------------------------------------------------
Alison Gray, Director                         200 shares               00.01%
32 Westwood Road
Shrewsbury, MA  01545
-----------------------------------------------------------------------------
Jodi A. Vizzo, Director                       223 shares               00.01%
8 Tamarack Lane
Shrewsbury, MA  01545
-----------------------------------------------------------------------------
Thomas Weisz                              455,858 shares                9.1%
20201 E. Country Club Dr.
Aventura, FL  33180



Directors and officers as a group       1,702,243 shares             43.2%
---------------------------------------------------------------------------

(1) A beneficial owner includes any person who, directly or indirectly, has the power to vote or direct the voting of the Company's Common Stock or the power to dispose, or to direct the disposition of such stock.

     Authorization of Additional Shares of Common Stock
     --------------------------------------------------

     An amendment to the Company's articles of organization increasing our authorized Common Stock to 7,000,000 shares from 5,000,000 shares will enable us to have sufficient shares of Common Stock available for issuance. The principal purpose of the proposed amendment to our Articles of Incorporation is to authorize additional shares of common stock, which will be available in the event the Board of Directors determines that it is necessary or appropriate to permit future stock splits in the form of stock dividends, to raise additional capital through the sale of equity securities, to acquire another company or its assets, to establish strategic relationships with corporate partners, to provide equity incentives to employees and officers or for other corporate purposes. The availability of additional shares of common stock is particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of common stock

     There are no present plans to issue any of the newly authorized shares for any purpose, including financing related activity and/or future acquisitions with the exception of raising some funds from time to time through the issuance of common stock in order to maintain sufficient working capital needed to continue the operations of the Company until sufficient sales can produce the cash for the Company's maintenance and growth.

     The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that additional authorized shares are issued in the future, each new issuance will decrease the existing stockholders' percentage equity ownership and would be dilutive to the existing stockholders unless the issuance is on a pro rata basis to existing shareholders. The Company does not have current plans to issue shares that would not be dilutive on a pro rata basis to the existing shareholders. Examples of a pro rata basis issuance are stock dividends or stock splits.

     The newly authorized shares of Common Stock will have the same rights and privileges as the presently authorized shares of our Common Stock. Our Common Stock does not entitle any holder to any dividend or preemption rights.

     There can be no assurance as to the amount of consideration the Company would receive from any issuance of additional shares of our Common Stock nor can there be any assurance of what effect, if any, the proposed increase in the authorized shares of our Common Stock and any subsequent issuance will have on the market price of our Common Stock.

     Since the number of authorized shares of our Common Stock will be increased to 7,000,000, the issuance in the future of such authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock.

     Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device. However, the proposed increased in the authorized common stock is not the result of any such specific effort; rather, as indicated above, the purpose of the increase in the authorized common stock is to provide the Company's management with the ability to issue shares for future acquisition, financing and operational possibilities, and not to construct or enable any anti-takeover defense or mechanism on behalf of the Company. While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, the Company has no intent or plan to employ the additional unissued authorized shares as an anti-takeover device. As a consequence, the increase in authorized common stock may make it more difficult for, prevent or deter a third party from acquiring control of the Company or changing its board of directors and management, as well as inhibit fluctuations in the market price of the Company's shares that could result from actual or rumored takeover attempts. The Company currently has no such provisions in any of its governing documents.

     As summarized below, provisions of the Company's certificate of incorporation and by-laws and applicable provisions of the Massachusetts General Corporation Law may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. These provisions may also have the effect of deterring hostile takeovers or delaying changes in the Company's control or in its management.

     Miscellaneous
     -------------

     The Company requests brokers, custodians, nominees and fiduciaries to forward this information statement to the beneficial owners of the Company's Common Stock and the Company will, upon request, reimburse such holders for their reasonable expenses in connection therewith.

     Conclusion
     ----------

     This information statement is intended to provide our stockholders with the information required by the rules and regulations of the Securities Exchange Act of 1934. This information statement describes the actions that will be voted on at our special meeting of stockholders to be held on July 10, 2008.



Approval of the proposed amendments is not required and your vote is not being solicited in connection with these actions.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.